Exhibit 10.8

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT made this 21st day of December, 2007, by VCG Holding Corporation, Inc. (“VCG”), and 1443 Corp. Inc. (“1443”), Lance Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV and Ted R. Bullard (collectively the “Guarantors”) all of whom are shareholders of 1443 (except for 1443 itself).

W I T N E S S E T H:

WHEREAS, 1443 is a subtenant of P.P.P., LLC at the real property known as 1443-1447 Stout Street, Denver, Colorado 80202 (the “Premises); and

WHEREAS, the Landlord for the Premises is BK-Stout, LLC which required the Guarantors to personally guarantee all of P.P.P., LLC’s performance under the Building Lease dated July 7, 2001, and any subsequent addendum (the “Lease”) at the time P.P.P., LLC became the assignee of the leasehold; and

WHEREAS, Stout Restaurant Concepts, Inc., a wholly owned subsidiary of VCG is purchasing the assets of 1443, AS contemplated by that certain agreement dated December 5, 2007, which owns and operates La Boheme Gentlemen’s Cabaret on the Premises; and

WHEREAS, Bradshaw Hotel, Inc., a wholly owned subsidiary of VCG is purchasing the assets of 1447 Inc., another subtenant of P.P.P., LLC, which runs the Bradshaw Hotel at the Premises; and

WHEREAS, VCG has submitted financial information to the Landlord which the Landlord has asserted is inadequate to warrant the release of the Guarantors based upon the Landlord’s opinion about the financial information submitted by VCG; and

WHEREAS, Landlord has consented to the assignment of the lease for the Premises to Stout Restaurant Concepts, Inc. with the proviso that the Guarantors remain liable on their guarantees, absent which Landlord was unwilling to execute the Assignment and Assumption of Building Lease and Agreement Relating to Assumption/Assignment of Building Lease, both dated December 21, 2007; and

WHEREAS, VCG agrees to indemnify the Guarantors of the leasehold to induce Guarantors to retain their personal guarantees for the Lease; and

WHEREAS, VCG has full authority and power to execute and deliver this Indemnification Agreement and to assume liability hereunder;

NOW, THEREFORE, for the purpose of facilitating the asset sales to Stout Restaurant Concepts and Bradshaw Hotel, Inc. and the assignment of the Lease, VCG acknowledges is good, valuable, and sufficient consideration:

(a)           VCG agrees to unconditionally and absolutely indemnify the Guarantors and hold each harmless from and against any loss, cost, liability, damage, claim or expense, including attorneys’ fees, suffered or incurred by Guarantors in connection with the Premises or pursuant to the Lease.  VCG shall assume the burden and expense of defending the Guarantors with counsel satisfactory to Guarantors, against all legal proceedings arising out of any action brought against Guarantors relating to the Premises or the Lease.  VCG may compromise or settle any such proceedings without the consent of Guarantors only if VCG agrees as part of the compromise or settlement that Guarantors shall bear no responsibility or liability for the payment of the amount agreed upon or obligation to take any other action.

(b)           VCG shall pay when due any judgments against Guarantors which have been indemnified under this Indemnification Agreement and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period.  In the event that such payment is not made, Guarantors may in their sole discretion, pay any such judgments, in whole or in part, and look to VCG for reimbursement pursuant to this Indemnification Agreement, or may proceed to file suit against VCG to compel such payment.

VCG

/s/ Troy Lowrie
By: Troy Lowrie, President

STATE OF Colorado

County of Denver, ss.

On this 21st day of  December, 2007, before me, the undersigned notary public, personally appeared Troy Lowrie, proved to me through satisfactory evidence of identification, which was

☒           personal knowledge; or

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to be the person whose name is signed on the foregoing instrument, and who swore or affirmed to me that he/she executed the same as his/her free act and deed and the free act and deed of said limited liability company.

(SEAL)

/s/ Jan Cooley
Notary Public –
My Commission Expires:05-31-10

(NOTARY STAMP: JAN COOLEY, NOTARY PUBLIC, STATE OF COLORADO)